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                                   EXHIBIT 3.1


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                                     SECOND

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              VIRGINIA GAS COMPANY

     Virginia Gas Company, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Virginia Gas Company, originally incorporated under the name Edwards Petroleum Company on March 24, 1987.

     2. An Amended and Restated Certificate of Incorporation of Virginia Gas Company was filed on August 2, 1996. This Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation.

     3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read in full as set forth herein:

     FIRST: The name of the Corporation is Virginia Gas Company.

     SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     THIRD: The nature of the business, objects and purposes to be transacted, promoted or carried on by the Corporation are:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of the State of Delaware.

     FOURTH: The total number of shares of stock that the corporation shall have authority to issue is 101,000,000 of which stock 1,000,000 shares of no par value each shall be designated Preferred Stock, and of which 100,000,000 shares of the par value of $.001 each shall be designated Common Stock.

               Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do, which is hereby vested in the Board of Directors.

               Each series of Preferred Stock

                    (a) may have such number of shares;


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                    (b) may have such voting powers, full or limited, or may be without voting powers;

                    (c) may be subject to redemption by the Corporation at its option or at the option of the holders of such stock or upon the happening of a specified event at such time or times and at such prices;

                    (d) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of any series of stock;

                    (e) may have such rights upon dissolution of, or upon any distribution of the assets of, the Corporation;

                    (f) may be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rate or rates of exchange, and with such adjustments; and

                    (g) may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares comprising such series may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

               Shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Serial Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock and to any filing required by law.

               Except as otherwise provided by law or by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each one share held.

               Subject to all of the rights of the Preferred Stock or any series thereof, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

               Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full amounts to which they respectively shall be entitled, or a sum sufficient for such payments in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.


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     FIFTH: Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     SIXTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

     4. This Second Amended and Restated Certificate of Incorporation was duly adopted at the annual meeting of the stockholders held on June 10, 1998 in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said VIRGINIA GAS COMPANY has caused this certificate to be signed by Michael L. Edwards, its President and William L. Clear, its Assistant Secretary, this 10th day of June, 1998.


                                        By:
                                           -------------------------------------
                                             Michael L. Edwards
                                             President


                                        ATTEST:
                                               ---------------------------------
                                                 William L. Clear
                                                 Assistant Secretary

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